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                                                                     Exhibit 5.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]




                                                December 23, 1998



Equity Office Properties Trust
EOP Operating Limited Partnership
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Dear Ladies and Gentlemen:

          We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "COMPANY"), in connection with its registration statement on Form S-3 (the "REGISTRATION STATEMENT") relating to the proposed public offering of up to 137,427 of the Company's common shares of beneficial interest, par value $.01 per share, all of which shares (the "SHARES") are to be issued by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          We assume that the issuance of the Shares to be offered from time to time will be duly authorized by proper action of the Board of Trustees of the Company consistent with the description in the Registration Statement (each, a "BOARD ACTION") and in accordance with the Company's Articles of Amendment and Restatement of Declaration of Trust (the "DECLARATION OF TRUST") and applicable Maryland law.

          For purposes of the opinions expressed in this letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

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EOP Operating Limited Partnership
December 22, 1998
Page 2
          2. The Certificate of Limited Partnership of the Operating Partnership, as certified by the Secretary of State of the State of Delaware on November 25, 1998, and by the Assistant Secretary of the Company, as managing general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

          3. The Agreement of Limited Partnership of the Operating Partnership, as certified by the Assistant Secretary of the Company, as managing general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

          4. The Declaration of Trust, as certified by the Maryland State Department of Assessments and Taxation on November 30, 1998, and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          6. Certain resolutions of the Board of Trustees of the Company adopted on November 13, 1997, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.



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EOP Operating Limited Partnership
December 22, 1998
Page 3



          This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and Maryland contract law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Securities Act of 1933, as amended, upon due authorization by Board Action of an issuance of Shares, and upon issuance and delivery of such Shares against payment therefor in accordance with the terms of such Board Action, and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                                /s/ HOGAN & HARTSON L.L.P.

                                                HOGAN & HARTSON L.L.P.